                               KPMG Peat Marwick
                         Certified Public Accountants
                                  Suite 2000
                         1211 South West Fifth Avenue
                              Portland, OR  97204





                        Consent of Independent Auditors
                        _______________________________




The Board of Directors
Willamette Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 2-89514 on Form S-8 of Willamette Industries, Inc. of our report dated April 11, 1994 relating to the statements of net assets available for distribution of Willamette Industries Stock Purchase Plan as of December 30, 1993 and 1992, and the related statements of changes in net assets available for distribution and supporting schedule for the years then ended, which report appears in the December 30, 1993 annual report on Form 11-K of Willamette Industries Stock Purchase Plan.





                                       KPMG PEAT MARWICK




April 21, 1994